Exhibit 2.1
        AMENDMENT NO. 2 TO ASSET SALE AGREEMENT

            AMENDMENT NO. 2 dated as of January 18, 1994 to
ASSET SALE AGREEMENT dated as of September 14, 1993, as amended
(the "Agreement"), by and between NEW VICI, INC. (formerly named
Vintners International Company, Inc.), a Delaware corporation, and VINTNERS INTERNATIONAL COMPANY, INC. (formerly named
Canandaigua/Vintners Acquisition Corp.), a New York corporation and the assignee of CANANDAIGUA WINE COMPANY, INC., a Delaware corporation (capitalized terms not otherwise defined herein shall have the meanings designated in the Agreement);
                 W I T N E S S E T H:
            WHEREAS, the parties hereto desire to amend certain schedules to the Agreement in certain respects;
            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
            1.    Amendments to Schedules.
            (a) Schedule 1(a)(i), Owned and Leased Real Property, to the Agreement is hereby amended as follows:
            (i) by amending item 4 of Section A in its entirety to read as follows:
            "4.   Order Number 503751D dated as of July 20,
                  1993 (CA), consisting of Parcel 1, County of
                  Monterey, State of California, as shown on the map filed November 18, 1988, in the Office of the County Recorder of said County in Volume 17 of
                  Parcel maps, Page 142 (Parcel 1, North side of Metz
                  Road)."

            (ii)  by amending item 3 of SCHEDULE A to the
Chicago Title Company Title Report having Order No. 503751D in its entirety to read as follows:

            "3. The land referred to in this report is situated in the State of California, County of Monterey and is described as follows:

                  Parcel 1, County of Monterey, State of California, as shown on the map filed November 18, 1988, in the office of the County Recorder of said County in Volume 17 of Parcel Maps, Page 142.A.P. No. 022-281-009"


            (b) Schedule 20, Permitted Encumbrances, is hereby amended by amending item 1.d. under the title "Owned Properties" in its entirety to read as follows:

                  "Order Number 503751D dated as of July 20,
                  1993 (CA), consisting of Parcel 1, County of
                  Monterey, State of California, as shown on the map filed November 18, 1988, in the office of the County Recorder of said County in Volume 17, of Parcel Maps, Page 142 (Parcel 1, North Side of Metz
                  Road).  The Permitted Encumbrances which affect
                  this Parcel are Items 1 through 15 of Schedule B EXCEPT FOR ITEMS 4 (Deed of Trust), 8
                  (Financing Statement with Changes), 9 (Deed of
                  Trust with Modifications), 10 (Financing Statement with Changes), 11 (Financing Statement with Changes), 12 (Deed of Trust with Modifications), all of which are to be released at Closing."


            2. Full Force and Effect. Except as specifically modified herein, the Agreement remains in full force and effect. No reference to this Amendment No. 2 need be made in any instrument or document making reference to the Agreement, any reference to the Agreement in any such instrument or document to be deemed a reference to the Agreement as amended hereby.
            IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the day and year first above written.

                       NEW VICI, INC.

                       By:  /s/ Michael I. Gerdes
                          Michael I. Gerdes
                          President

                       VINTNERS INTERNATIONAL
                         COMPANY, INC.
                       (a New York corporation)

                       By:  /s/ Richard Sands
                          Richard Sands
                          President

                       Consented and Agreed to:

                       CANANDAIGUA WINE COMPANY, INC.

                       By:  /s/ Robert Sands
                          Robert Sands
                          Vice President and
                            General Counsel